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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT



                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




                                JANUARY 25, 2005
                Date of Report (Date of earliest event reported)


                           UNIFAB INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)




           LOUISIANA                    0-29416                 72-1382998
(State or other jurisdiction of       (Commission             (IRS Employer
         incorporation)               File Number)         Identification No.)




                                 5007 PORT ROAD
                           NEW IBERIA, LOUISIANA 70560
               (Address of principal executive offices) (Zip Code)



                                 (337) 367-8291
              (Registrant's telephone number, including area code)


                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)


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ITEM 2.01  COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

         Effective January 25, 2005, UNIFAB International, Inc. (the "Company") disposed of its Lake Charles manufacturing facility, including its rights under a lease of the facility grounds and all its equipment and other assets on the facility grounds, for a total cash purchase price of $3 million. The purchase price represented approximately $500,000 more than the book value of the facility on the financial statements of the Company at September 30, 2004. The facility was purchased by Trunkline LNG Company, LLC. The terms of the transaction are set forth in a Memorandum of Agreement dated as of November 23, 2004, a copy of which is attached to this Current Report as an exhibit.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

 9.01  (c)        Exhibits.

                  2.1 Memorandum of Agreement between UNIFAB International, Inc. and Trunkline LNG Company, LLC. dated as of November 23, 2004.



                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 By:      /s/ Martin K. Bech
                                          -------------------------------------
                                          Martin K. Bech
                                          Vice President, Secretary and General
                                          Counsel

Dated:  March 4, 2005